Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement No. 333-260534 on Form F-1 of our report dated June 14, 2022 relating to the financial statements of Algoma Steel Group Inc.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
June 14, 2022